In re Farmland Foods, Inc		Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF DECEMBER, 2003

REVENUE
Gross Income		$ 468,729.74
Less Cost of Goods Sold		$ 409,013.58
Materials	$ 409,013.58
Direct Labor	-
Overhead	$ -
Gross Profit		$ 59,716.16

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 135,872.40
Advertising and Marketing	$ -
Insurance	$ 140,997.98
Payroll Taxes	$ 11,178.39
Lease and Rent	$ 10,530.83
Telephone and Utlities	$ 18,435.94
Attorney and other Professional Fees	$ 1,346.26
UST Quarterly Fees	$ -
Other Expenses	$ (2,598,487.45)
Total Operating Expenses		$ (2,280,125.65)
Net Income (Loss)		$ 2,339,841.81

CURRENT ASSETS
Accounts Receivable at end of month		$ 3,469,299.36
Increase (Decrease) in AR for month		$ (342,203.83)
Inventory at end of month		$ 813,229.38
Increase (Decrease) in Inventory for month		$ (34,853.61)
Cash at end of the month		$ 369,944,734.24
Increase (Decrease) in Cash for month		$ 2,078,185.38

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ 438,705.80
Taxes Payable:
Federal Payroll Taxes	$ (14,947.00)
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (11,996.10)
Real Estate and Personal	$ -
Property Taxes	$ (2,083.17)
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (29,722.03)

Footnote:
Use Tax Payable	$ (695.76)